Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

AVIGEN, INC.

Pursuant to the Offer to Purchase

dated January 23, 2009

of

BVF ACQUISITION LLC
A Wholly Owned Subsidiary of
Biotechnology Value Fund, L.P.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share, of Avigen, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

The Colbent Corporation

By Mail:		By Hand or Overnight Delivery:
The Colbent Corporation P.O. Box 859208 Braintree, MA 02185-9208	By Facsimile: (For Eligible Institutions Only) (781) 930-4942 Confirm Facsimile Transmission: (By Telephone Only) (781) 930-4900	The Colbent Corporation 161 Bay State Drive Braintree, MA 02184

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to BVF Acquisition LLC, a Delaware limited liability company (the “Purchaser”), and wholly owned subsidiary of Biotechnology Value Fund, L.P., a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 23, 2009, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, _______ shares of common stock, par value $0.001 per share (the “Shares”), of Avigen, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Address(es))

If delivery will be by book-entry transfer:
(Zip Code)
Name of Tendering Institution

(Area Code and Telephone Number(s))

Account Number

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three business days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Area Code and Telephone Number)

(Authorized Signature)

(Name)

(Title)

Dated:                                         , 2009